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                                                              EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Pre-effective Amendment No. 2 to Registration Statement No. 333-20497 of Life Financial Corp. on Form S-4 of our report dated February 7, 1997 (March 14, 1997 as to Note 16) on the financial statements of Life Savings Bank, Federal Savings Bank, appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "Tax Consequences of Reorganization" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Costa Mesa, California

May 29, 1997